UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2015

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19086	87-0438825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4101 Whiteside, Los Angeles, California 90063
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (323) 266-8500

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to Drinks Americas Holdings, Ltd., a Delaware corporation, unless otherwise stated.

Item 5.02                      Departure of Directors or Senior Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers;

On February 7, 2015 the Company’s Board of Directors elected Salvador Chavira Reza as a Director of the Company.  Mr. Reza has a background in real estate development and brokerage.

At the same time, the Company’s Board of Directors confirmed the election of Mr. Leonard Moreno as the Company’s Chief Executive Officer, Secretary, and Chairman of the Board.

Mr. Moreno has 37 years of experience in the beverage industry with extraordinary depth and expertise in the manufacturing, marketing, and distribution of beer and wine products. From 2006 to the present, Mr. Moreno has served as Managing Director at Cerveceria Mexicana, S. de R.L. de C.V., Tecate, B.C., Mexico.  In that capacity, he has rebuilt Cerveza Mexicali and established and developed new lines of craft beers, including, Day of the Dead, Rio Bravo, and Chili Beer. From 1998 to 2006, Mr. Moreno was Chief Executive Officer of Marta’s Vineyards where he established a distributor network and built a successful wine import and distribution business in the United States. From 1978 to 1998, Mr. Moreno served in various capacities as a national sales manager, managing director, vice president, regional sales manager, and as a sales manager for select beer and wine products.

The Company believes that with a new and experienced management team, the Company may be able to better implement its business plan subject to market and general economic conditions.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drinks Americas Holdings, Ltd.

Date: February 9, 2015	By:	/s/Leonard Moreno
Leonard Moreno, Chief Executive Officer, Secretary
& Chairman of the Board